Exhibit 3.238

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “PHOENIXVILLE HOSPITAL COMPANY, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE TWENTY-SEVENTH DAY OF APRIL, A.D. 2004, AT 6:42 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SIXTH DAY OF SEPTEMBER, A.D. 2007, AT 1:32 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “PHOENIXVILLE HOSPITAL COMPANY, LLC”.

3796044 8100H 111142021	/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 9120140 DATE: 10–27–11

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:42 PM 04/27/2004
FILED 06:42 PM 04/27/2004
SRV 040306722 – 3796044 FILE

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

•	First: The name of the limited liability company is Phoenixville Hospital Company, LLC.

•	Second: The address of its registered office in the State of Delaware is 9. E. Loockerman St., 1B in the City of Dover. The name of its Registered agent at such address is National Registered Agents, Inc..

•	Third: (Use this paragraph only if the company is to have a specific effective date of dissolution.) “The latest date on which the limited liability company is to dissolve is .”

•	Fourth: (Insert any other matters the members determine to include herein.)

In Witness Whereof, the undersigned have executed this Certificate of Formation of Phoenixville Hospital Company, LLC this 27 day of April      , 2004.

BY:	/s/ Robin J. Keck
Authorized Person(s)

NAME:	Robin Joi Keck
Type or Print

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:45 PM 09/26/2007
FILED 01:32 PM 09/26/2007
SRV 071054896 – 3796044 FILE

Certificate of Amendment to Certificate of Formation

of

PHOENIXVILLE HOSPITAL COMPANY, LLC

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the “limited liability company”) is:

PHOENIXVILLE HOSPITAL COMPANY, LLC

2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.”

Executed on September 14, 2007

/s/ Rachel A. Seifert,
Name:	Rachel A. Seifert
Title:	Authorized Person

DELL D-:CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION 01/98 (#3048)